Exhibit 99.5

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined herein have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K to which this Unaudited Pro Forma Condensed Combined Financial Information is attached as an exhibit (the “Form 8-K”) and, if not defined in the Form 8-K, the definitive proxy statement/prospectus filed by Vickers with the U.S. Securities and Exchange Commission (the “SEC”) on October 28, 2022.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2022 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and nine months ended September 30, 2022 present the combined financial information of Vickers and Scilex after giving effect to the Business Combination and related adjustments described in the accompanying notes. Vickers and Scilex are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as “New Scilex.”

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Release 33 10786. The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 and nine months ended September 30, 2022 give pro forma effect to the Business Combination as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives pro forma effect to the Business Combination as if it was completed on September 30, 2022.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•

the audited historical financial statements and the unaudited historical financial statements of each of Vickers and Scilex as of and for the year ended December 31, 2021, and as of and for the nine months ended September 30, 2022, respectively, and the related notes thereto, and;

•

other information relating to Vickers and Scilex, including the disclosures contained in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Vickers” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Scilex” and other financial information included elsewhere in and/or incorporated by reference into the Form 8-K.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

On March 17, 2022, Vickers entered into the Agreement and Plan of Merger (as amended on September 12, 2022, the “Merger Agreement”) with Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Vickers (“Merger Sub”), and Scilex Holding Company, a Delaware corporation (“Scilex”) under which Merger Sub was merged with and into Scilex with Scilex continuing as the surviving corporation and a wholly owned subsidiary of Vickers.

The closing of the Business Combination occurred on November 10, 2022 (the “Closing”), in which Vickers was renamed “Scilex Holding Company” (“New Scilex”). At the Closing, each outstanding share of Scilex Common Stock as of immediately prior to the time in which the Business Combination became effective as stated in the Merger Agreement (“Effective Time”) was exchanged for shares of New Scilex Common Stock and each outstanding share of Scilex Preferred Stock as of immediately prior to the Effective Time was exchanged for the right to receive (a) one share of New Scilex Series A Preferred Stock and (b) one-tenth of one share of New Scilex Common Stock. Each Scilex stock option outstanding immediately prior to the Effective Time was converted into a stock option to acquire a share of New Scilex Common Stock upon substantially the same terms and conditions with respect to existing vesting and termination-related provisions. On November 11, 2022, shares of New Scilex Common Stock and Public Warrants started trading on the Nasdaq Capital Market under the ticker symbols “SCLX” and “SCLXW,” respectively.

The aggregate consideration paid to the equityholders of Scilex upon the Closing of the Business Combination was 133,060,532 shares of New Scilex Common Stock. The unaudited pro forma condensed combined financial information contained herein incorporates the results of Vickers’s public shareholders having elected to redeem 8,576,838 shares of their public shares for $89,884,677 in cash based upon actual redemptions as of the Closing.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2022

(in thousands, except share and per share amounts)

	As of September 30, 2022
	(Note 2)
	Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments			Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	35	2,483	12,047	3	(B)	5,643
			(5,190)	3	(C)
			(2,533)	3	(E)
			(1,199)	3	(K)
Accounts receivable, net	—	17,474	—			17,474
Inventory	—	933	—			933
Prepaid expenses and other	131	10,583	(7,270)	3	(E)	3,444

Total current assets	166	31,473	(4,145)			27,494

Non-current assets
Property and equipment, net	—	782	—			782
Operating lease right-of-use asset	—	1,271	—			1,271
Intangibles, net	—	41,617	—			41,617
Goodwill	—	13,481	—			13,481
Long-term deposit	—	153	—			153
Cash and securities held in Trust Account	101,293	—	(89,246)	3	(A)	—
			(12,047)	3	(B)

Total assets	101,459	88,777	(105,438)			84,798

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	—	11,684	(6,862)	3	(G)	4,822
Accrued payroll	—	1,426	—			1,426
Accrued expenses	809	23,862	1,752	3	(E)	24,948
			(1,475)	3	(G)
Current portion of debt	—	133	—			133
Related party payable	—	166,145	8,337	3	(G)	—
			(174,482)	3	(H)
Related party note payable	—	47,108	(47,108)	3	(H)	—
Current portion of operating lease liabilities	—	717	—			717

Total current liabilities	809	251,075	(219,838)			32,046

	As of September 30, 2022
	(Note 2)
	Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments			Pro Forma Combined
Non-current liabilities
Mandatorily redeemable ordinary shares liability	—	—	—			—
Long-term debt, net of discount	—	3,517				3,517
Related party note payable	5,007	62,717	(62,717)	3	(H)	—
			(5,007)	3	(I)
Derivative liabilities	1,163	—	(465)	3	(J)	698
Operating lease liabilities	—	863	—			863
Deferred underwriting fee payable	5,190	—	(5,190)	3	(C)	—

Total liabilities	12,169	318,172	(293,217)			37,124

Commitments and contingencies
Ordinary shares subject to possible redemption 9,726,395 and 13,800,000 as of September 30, 2022 and December 31, 2021 at redemption value of approximately $10.41 and $10.00, respectively, per share	101,293	—	(101,293)	3	(A)	—
Stockholders’ deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—			—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,450,000 non-redeemable shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—	—			—
New Scilex Preferred stock, $0.0001 par value; 45,000,000 shares authorized	—	—	3	3	(H)	3
			—
New Scilex Common stock, $0.0001 par value; 740,000,000 shares authorized	—	—	—	3	(A)	13
			13	3	(D)
			—
			—
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued or outstanding at September 30, 2022 and December 31, 2021	—	—	—			—
Common stock, $0.0001 par value, 350,000,000 shares authorized; 197,566,338 and 197,266,338 shares issued and outstanding at September 30,2022 and December 31, 2021, respectively	—	20	(20)	3	(D)	—
Additional paid-in capital	—	128,615	12,047	3	(A)	407,120
			7	3	(D)
			(10,532)	3	(E)
			(12,793)	3	(F)
			284,304	3	(H)
			5,007	3	(I)
			465	3	(J)
Accumulated deficit	(12,003)	(358,030)	(1,023)	3	(E)	(359,462)
			(1,199)	3	(K)
			(12,793)	3	(F)

Total stockholders’ deficit	(12,003)	(229,395)	289,072			47,674

Total liabilities and stockholders’ deficit	101,459	88,777	(105,438)			84,798

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2022

(in thousands, except share and per share amounts)

	For the Nine Months Ended September 30, 2022
	(Note 2)
	Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments			Pro Forma Combined
Net revenue	—	26,115	—			26,115
Operating costs and expenses:
Cost of revenue	—	6,284	—			6,284
Research and development	—	6,457	—			6,457
Selling, general and administrative	—	41,371	—			41,371
Intangible amortization	—	2,896	—			2,896
Operating and formation costs	2,412	—	(690)	4	(BB)	1,722

Total operating costs and expenses	2,412	57,008	(690)			58,730

Loss from operations	(2,412)	(30,893)	690			(32,615)

Other expense (income):
Gain on derivative liabilities	(2,196)	(5,300)	(878)	4	(CC)	(8,374)
Gain on debt extinguishment, net	—	(28,634)	—			(28,634)
Scilex Pharma Notes principal increase	—	—	—			—
Interest expense	17	8,596	—			8,613
Loss on foreign currency exchange	—	(39)	—			(39)
Interest income on mandatorily redeemable ordinary shares liability	(192)	—	192	4	(FF)	—
Interest earned on investments held in Trust Account	(665)	—	665	4	(AA)	—

Total other expense	(3,036)	(25,377)	(21)			(28,434)

Loss before income taxes	624	(5,516)	711			(4,181)

Income tax expense	—	(36)	—			(36)

Net loss	624	(5,480)	711			(4,145)

Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, basic	15,862,288
Basic net loss per share of Vickers ordinary shares	0.04
Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, diluted	15,862,288
Diluted net loss per share of Vickers ordinary shares	0.04
Weighted-average shares used to compute net loss per share attributable to Scilex common stock, basic and diluted		197,549,794
Basic and diluted net loss per share of Scilex common stock		(0.03)
Weighted-average shares used to compute net loss per share attributable to New Scilex common stockholders, basic and diluted						141,098,856
Basic and diluted net loss per share of New Scilex common stock						(0.03)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2021

(in thousands, except share and per share amounts)

	For the Year Ended December 31, 2021
	(Note 2)
	Vickers Vantage Corp. I (Adjusted)	Scilex Holding Company (Historical)	Pro Forma Adjustments			Pro Forma Combined
Net revenue	—	31,317	—			31,317
Operating costs and expenses:
Cost of revenue	—	3,634	—			3,634
Research and development	—	9,201	—			9,201
Selling, general and administrative	—	50,582	(233)	4	(BB)	51,701
			153	4	(DD)
			1,199	4	(EE)
Intangible amortization	—	3,738	—			3,738
Operating and formation costs	1,005	—	(100)	4	(BB)	905

Total operating costs and expenses	1,005	67,155	(1,019)			69,179

Loss from operations	(1,005)	(35,838)	(1,019)			(37,862)

Other (income) expense:
(Gain) loss on derivative liabilities	(1,791)	300	716	4	(CC)	(775)
Loss on debt extinguishment, net	—	12,463	—			12,463
Scilex Pharma Notes principal increase	—	28,000	—			28,000
Interest expense	32	11,764	—			11,796
Loss on foreign currency exchange	—	54	—			54
Interest earned on investments held in Trust Account	(31)	—	31	4	(AA)	—

Total other (income) expense	(1,790)	52,581	747			51,538

Gain (loss) before income taxes	785	(88,419)	(1,766)			(89,400)

Income tax expense	—	5	—			5

Net income (loss)	785	(88,424)	(1,766)			(89,405)

Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, basic	16,820,548
Basic net income per share of Vickers ordinary shares	0.05
Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, diluted	16,834,110
Diluted net income per share of Vickers ordinary shares	0.05
Weighted-average shares used to compute net loss per share attributable to Scilex common stock, basic and diluted		197,266,338
Basic and diluted net loss per share of Scilex common stock		(0.45)
Weighted-average shares used to compute net loss per share attributable to New Scilex common stockholders, basic and diluted						141,098,856
Basic and diluted net loss per share of New Scilex common stock						(0.63)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

Note 1 - Description of the Business Combination

On March 17, 2022, Vickers entered into the Merger Agreement with Merger Sub and Scilex. Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, Merger Sub merged with and into Scilex and with Scilex becoming a wholly owned subsidiary of Vickers. After giving effect to the Business Combination, Vickers owned all of the issued and outstanding equity interests of Scilex and its subsidiaries. In connection with the consummation of the Business Combination, Vickers was renamed as “Scilex Holding Company” (“New Scilex”).

At the Closing, each outstanding share of Scilex Common Stock as of immediately prior to the time the Business Combination became effective as stated in the Merger Agreement was exchanged for shares of New Scilex Common Stock and each outstanding share of Scilex Preferred Stock as of immediately prior to the Effective Time was exchanged for the right to receive (a) one share of New Scilex Series A Preferred Stock and (b) one-tenth of one share of New Scilex Common Stock. Each Scilex stock option outstanding immediately prior to the Effective Time was converted into a number of options exercisable for newly issued shares of New Scilex Common Stock based upon the Exchange Ratio and on substantially the same terms and conditions with respect to existing vesting and termination-related provisions. The exercise price per share for each option for New Scilex Common Stock is equal to (i) the existing exercise price per Scilex stock option, divided by (ii) the Exchange Ratio (defined below) (rounded up to the nearest whole cent).

The number of shares of New Scilex Common Stock issuable to Scilex stockholders and optionholders is equal to (i) $1,500,000,000, minus (ii) the Specified Indebtedness Amount (defined below), divided by $10 (“Merger Consideration”). The “Specified Indebtedness Amount” had pertained to the aggregate amount owed by Scilex in respect of senior secured notes due 2026 issued under Scilex Pharmaceuticals Inc. (“Scilex Pharma”) and with Sorrento as the parent guarantor. On September 28, 2022, Scilex Pharma repurchased all of the outstanding aggregate principal amount of the Scilex Pharma Notes. As of immediately prior to the repurchase, the aggregate principal amount of the Scilex Pharma Notes was approximately $67.7 million, and Scilex Pharma repurchased the Scilex Pharma Notes for an aggregate cash payment of $39.7 million as the holders of the Scilex Pharma Notes forgave and discharged an aggregate of $28.0 million of principal amount of the Scilex Pharma Notes in connection with the repurchase. This repurchase reduced the Specified Indebtedness Amount to $0, resulting in Merger Consideration transferred to Scilex common stockholders and optionholders at Closing of 150,000,000 shares of New Scilex Common Stock.

Shares of Scilex Common Stock and Scilex stock options were converted into shares of New Scilex Common Stock and options to acquire shares of New Scilex Common Stock, respectively, in each case based on the “Exchange Ratio,” which is equal to (a) the number of shares constituting the Merger Consideration, divided by (b) the sum of (i) issued and outstanding Scilex Common Stock and (ii) issued and outstanding Scilex stock options as of immediately prior to the Effective Time. As there were 197,566,338 and 25,151,428 shares of Scilex Common Stock and Scilex stock options, respectively, the Exchange Ratio was calculated to be 0.673498. Upon the Effective Time, 133,060,532 shares of New Scilex Common Stock were transferred to Scilex stockholders as part of the Merger Consideration. The remaining portion of the Merger Consideration, equal to 16,939,379 shares of New Scilex Common Stock, is reserved for the Scilex optionholders.

On September 12, 2022, Scilex and Scilex Pharma entered into a Contribution and Satisfaction of Indebtedness Agreement (the “Debt Exchange Agreement”) with Sorrento, pursuant to which (i) Sorrento contributed to Scilex all amounts (including accrued interest thereon, if any) for certain loans and other amounts provided by Sorrento to Scilex and Scilex Pharma that remained outstanding as of immediately prior to the Closing of the Business Combination (the “Aggregate Outstanding Amount” or “Outstanding Indebtedness,”) in exchange for the issuance by Scilex to Sorrento of preferred stock of Scilex, (ii) Scilex contributed to Scilex Pharma the portion of such Outstanding Indebtedness that is owed by Scilex Pharma to Sorrento as a contribution of capital for no consideration, and (iii) upon the occurrence of the events described in clauses (i) and (ii), the Aggregate Outstanding Amount and the Outstanding Indebtedness was deemed satisfied in full.

Pursuant to the terms of the Debt Exchange Agreement effective as of immediately prior to, and contingent upon, the Closing of the Business Combination, Sorrento elected to contribute the Outstanding Indebtedness to Scilex in exchange for the issuance by Scilex to Sorrento of that number of shares of preferred stock, par value $0.0001 per share, of Scilex (subject to adjustment for recapitalizations, stock splits, stock dividends and similar transactions) (the “Exchange Shares” and such transaction, the “Debt Contribution”) that was equal to (i) the Aggregate Outstanding Amount plus the amount equal to 10% of the Aggregate Outstanding Amount divided by (ii) $11.00 (rounded up to the nearest whole share). In addition, prior to the Closing, Scilex entered into agreements with certain creditors and Sorrento in which Scilex was legally released from being the primary obligor under certain liabilities from the creditors. The obligations to these creditors were transferred to Sorrento. Immediately prior to the Closing, the total amount of liabilities transferred from Scilex to Sorrento was $11,880,945, which were also subject to the Debt Exchange Agreement. The Aggregate Outstanding Amount subject to this conversion at Closing was $290,570,964 which was converted to aggregate number of shares of Scilex Preferred Stock issued to Sorrento prior to the Effective Time pursuant to the Debt Exchange Agreement of 29,057,097 shares and then at the Effective Time such shares were exchanged for 29,057,097 shares of New Scilex Series A Preferred Stock and 2,905,710 shares of New Scilex Common Stock.

On October 17, 2022, Sorrento and Scilex entered into a letter agreement (the “Funding Commitment Letter”). Pursuant to the terms of the Funding Commitment Letter, to the extent necessary to satisfy the closing condition in the Merger Agreement that requires the combined company to have $5,000,001 in net tangible assets as of immediately following the time in which the Business Combination becomes effective (the “Net Tangible Assets Condition”), Sorrento would fund one or more loans to Scilex up to (a) $10,000,000 and (b) an amount that, when taken together with all other Outstanding Indebtedness, will result in the Aggregate Outstanding Amount equaling $310,000,000. At Closing, New Scilex was able to achieve the Net Tangible Assets Condition without requiring a loan from Sorrento under the Funding Commitment Letter. As such, no amount was requested by Scilex under the Funding Commitment Letter.

The table below illustrates the number of shares of New Scilex Series A Preferred Stock and New Scilex Common Stock held by Scilex stockholders at the Closing.

	New Scilex Series A Preferred Stock	New Scilex Common Stock
(a) Merger Consideration	—	133,060,532
(b) Aggregate Outstanding Amount converted under the Debt Exchange Agreement	29,057,097	2,905,710

Total	29,057,097	135,966,242

Each of the then-outstanding Public Warrants and Private Placement Warrants has an exercise price of $11.50 per share (the “Exercise Price”) to acquire one share of Vickers Ordinary Shares. The exercise price of the warrants is subject to a down-round provision that is only effective prior to the Closing of the Business Combination and is therefore not, on its own, considered to have an impact to the classification of warrant on Scilex’s Unaudited Pro Forma Condensed Combined Balance Sheet. Concurrently with the execution of the Merger Agreement, Vickers also entered into the Sponsor Support Agreement. In the event that Vickers’s public shareholders exercise redemption rights that results in the redemption of 75% or more of the issued and outstanding Vickers Ordinary Shares as were outstanding as of March 17, 2022, the Sponsors agreed to be subject to a 40% forfeiture of Private Placement Warrants held by each Sponsor immediately prior to Closing. At Closing, actual redemption was 91.7% and therefore 40% of the Private Placement Warrants were forfeited pursuant to the Sponsor Support Agreement.

On October 17, 2022, as consideration for Sorrento agreeing to provide funding, as necessary, under the Funding Commitment Letter, Vickers, the Sponsors, Sorrento and Maxim entered into the Warrant Transfer Agreement pursuant to which, if, prior to the consummation of the Business Combination, the public shareholders have redeemed 50% or more of the public Vickers Ordinary Shares as were outstanding as of March 17, 2022, then in addition to the forfeiture of Warrants by the Sponsors contemplated by the Sponsor Support Agreement, the Sponsors will transfer to Sorrento, and Sorrento will acquire all rights, title and interest in and to all or a portion of the Private Placement Warrants (as equitably adjusted from time to time in respect of any change in the outstanding Vickers Ordinary Shares into a different number, class or series, including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares) pursuant to the Warrant Transfer Agreement. Actual redemptions were 91.7% at Closing, which resulted in 3,104,000 Private Placement Warrants being transferred to Sorrento and 1,000,000 Private Placement Warrants being retained by Sponsors pursuant to the Warrant Transfer Agreement.

In addition, on October 17, 2022, Vickers and the Sponsors entered into the Vickers Debt Agreement, pursuant to which the Working Capital Loans will be cancelled in exchange for the issuance of common stock, par value $0.0001, of Vickers prior to the consummation of the Business Combination. Pursuant to the terms of the Vickers Debt Agreement, the aggregate amount of Working Capital Loans at Closing of $5,330,557 was converted to 533,057 shares of New Scilex Common Stock.

The following summarizes the pro forma ownership and voting power of New Scilex Common Stock and New Scilex Series A Preferred Stock, excluding the potentially dilutive effect of all the Public Warrants, the Private Placement Warrants, any Working Capital Warrants and all outstanding New Scilex stock options issued to Scilex option holders in connection with the Business Combination:

	Shares of Common Stock	% of Ownership	Shares of Preferred Stock	% of Ownership	% of Voting Power
Vickers public shareholders	1,149,557	0.8%	—		0.7%
Vickers initial shareholders	3,983,057	2.8%	—		2.3%
Scilex common stockholders	135,966,242	96.4%	—		79.9%
Scilex preferred stockholders			29,057,097	100%	17.1%

Total Shares at the Closing	141,098,856	—	29,057,097		170,155,953

Expected Accounting Treatment for the Business Combination

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded in accordance with GAAP. Under this method of accounting, Vickers was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Scilex issuing stock for the net assets of Vickers, accompanied by a recapitalization. The net assets of Vickers will be recognized at historical cost, with no goodwill or other intangible assets recorded.

Scilex was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	Scilex stockholders have the majority of the voting power;

•	Scilex appointed the majority of the board of directors of New Scilex;

•	Scilex’s existing management comprise the management of New Scilex;

•	Scilex comprise the ongoing operations of New Scilex;

•	Scilex is the larger entity based on historical revenues and business operations; and

•	New Scilex assumes Scilex’s name.

Note 2 -  Accounting Policies

As part of preparing these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Vickers and Scilex’s financial statement presentation. Following the consummation of the Business Combination, we are performing a comprehensive review of the two entities’ accounting policies. As a result of the review, we may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on our initial analysis, we did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

	As of September 30, 2022
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Assets
Current assets
Cash and cash equivalents	35	—	35
Accounts receivable, net	—	—	—
Inventory	—	—	—
Prepaid expenses and other	—	131	131
Prepaid expenses	131	(131)	—

Total current assets	166	—	166

Non-current assets
Property and equipment, net	—	—	—
Operating lease right-of-use asset	—	—	—
Intangibles, net	—	—	—
Goodwill	—	—	—
Long-term deposit	—	—	—
Cash and securities held in Trust Account	101,293		101,293

Total assets	101,459	—	101,459

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	—	—	—
Accrued payroll	—		—
Accrued expenses	—	809	809
Accounts payable and accrued expenses	809	(809)
Current portion of debt	—	—	—
Related party payable	—	—	—
Related party note payable	—	—	—
Current portion of operating lease liabilities	—	—	—

Total current liabilities	809	—	809

Non-current liabilities
Mandatorily redeemable ordinary shares liability	—	—	—
Long-term debt, net of discount	—	—	—
Related party note payable	—	5,007	5,007
Derivative liabilities	—	1,163	1,163
Operating lease liabilities	—		—
Convertible note—related party, net of debt discount	5,007	(5,007)	—
Conversion option liability	—	—	—
Warrant liability	1,163	(1,163)	—
Deferred underwriting fee payable	5,190		5,190

Total liabilities	12,169	—	12,169

Commitments and contingencies
Ordinary shares subject to possible redemption 9,726,395 and 13,800,000 as of September 30, 2022 and December 31, 2021 at redemption value of approximately $10.41 and $10.00, respectively, per share	101,293	—	101,293

As of September 30, 2022
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Stockholders’ deficit
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 3,450,000 non-redeemable shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—	—
New Scilex Preferred stock, $0.0001 par value; 45,000,000 shares authorized	—	—	—
New Scilex Common stock, $0.0001 par value; 740,000,000 shares authorized	—	—	—
Common stock, $0.0001 par value, 350,000,000 shares authorized; 197,566,338 and 197,266,338 shares issued and outstanding at September 30,2022 and December 31, 2021, respectively	—	—	—
Additional paid-in capital	—	—	—
Accumulated deficit	(12,003)	—	(12,003)

Total stockholders’ deficit	(12,003)	—	(12,003)

Total liabilities and stockholders’ deficit	101,459	—	101,459

	For the Nine Months ended September 30, 2022
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Net revenue	—	—	—
Operating costs and expenses:
Cost of revenue	—	—	—
Research and development	—	—	—
Selling, general and administrative	—	—	—
Intangible amortization	—	—	—
Operating and formation costs	2,412	—	2,412

Total operating costs and expenses	2,412	—	2,412

Loss from operations	(2,412)	—	(2,412)

Other expense (income):
Loss on derivative liabilities	—	(2,196)	(2,196)
Gain on debt extinguishment, net	—	—	—
Scilex Pharma Notes principal increase	—	—	—
Interest expense	—	17	17
Loss on foreign currency exchange	—	—	—
Change in fair value of warrant liability	(2,189)	2,189	—
Loss on initial issuance of private warrants	—	—	—
Change in fair value of conversion option liability	(7)	7	—
Interest expense—debt discount	17	(17)	—
Transaction costs allocated to warrant liabilities	—	—	—
Interest income on mandatorily redeemable ordinary shares liability	(192)	—	(192)
Interest earned on investments held in Trust Account	(665)	—	(665)

Total other expense	(3,036)	—	(3,036)

Loss before income taxes	624	—	624

Income tax expense	—	—	—

Net loss	624	—	624

Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, basic	15,862,288		15,862,288
Basic net loss per share of Vickers ordinary shares	0.04		0.04
Weighted-average shares used to compute net loss per share attributable to Vickers ordinary shares, diluted	15,862,288		15,862,288
Diluted net loss per share of Vickers ordinary shares	0.04		0.04

	For the Year Ended December 31, 2021
	Vickers Vantage Corp. I (Historical)	Reclassification Adjustments	Vickers Vantage Corp. I (Adjusted)
Net revenue	—	—	—
Operating costs and expenses:
Cost of revenue	—	—	—
Research and development	—	—	—
Selling, general and administrative	—	—	—
Intangible amortization	—	—	—
Operating and formation costs	1,005	—	1,005

Total operating costs and expenses	1,005	—	1,005

Loss from operations	(1,005)	—	(1,005)

Other (income) expense:
Gain on derivative liabilities	—	(1,791)	(1,791)
Loss on debt extinguishment, net	—	—	—
Scilex Pharma Notes principal increase	—	—	—
Interest expense	—	32	32
Loss on foreign currency exchange	—	—	—
Change in fair value of warrants	(4,378)	4,378	—
Loss on initial issuance of private warrants	2,599	(2,599)	—
Change in fair value of conversion option liability	(12)	12	—
Interest expense—debt discount	2	(2)	—
Transaction costs allocated to warrant liabilities	30	(30)	—
Interest earned on investments held in Trust Account	(31)	—	(31)

Total other income	(1,790)	—	(1,790)

Gain before income taxes	785	—	785

Income tax expense	—	—	—

Net income	785	—	785

Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, basic	16,820,548		16,820,548
Basic net income per share of Vickers ordinary shares	0.05		0.05
Weighted-average shares used to compute net income per share attributable to Vickers ordinary shares, diluted	16,834,110		16,834,110
Diluted net income per share of Vickers ordinary shares	0.05		0.05

Note 3 - Transaction Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2022

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. No tax adjustment has been computed for the pro forma New Scilex financial results, as it expects to maintain a full valuation allowance against its U.S. deferred tax assets. The unaudited pro forma information does not purport to project the future financial position or operating results of New Scilex. The pro forma transaction adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2022 are as follows:

(A) Reflects reclassification of Vickers Ordinary Shares to permanent equity upon consummation of the Business Combination, after final redemption.

(B) Reflects release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination.

(C) Reflects the settlement in cash of all deferred underwriting fees payable to Maxim. A reduction of $5.2 million was reflected in cash and cash equivalents.

(D) Reflects the conversion of Scilex Common Stock into New Scilex Common Stock pursuant to the Merger Agreement.

(E) Represents transaction costs incurred by Vickers and Scilex that are allocated between the instruments issued and assumed in the Business Combination and recorded as a reduction to additional paid-in capital or expense.

(F) Reflects the elimination of Vickers’s historical accumulated deficit.

(G) Reflects $8,337,491 of Scilex liabilities assumed by Sorrento as of September 30, 2022. Such amount was included in the Outstanding Indebtedness which was contributed to Scilex as a capital contribution in exchange for the issuance of Scilex Common Stock pursuant to the Debt Exchange Agreement and at the Effective Time such shares of Scilex Common Stock were exchanged for shares of New Scilex Series A Preferred Stock and New Scilex Common Stock in Note (H).

(H) Reflects the conversion of Outstanding Indebtedness of $284.3 million as of September 30, 2022 into shares of New Scilex Common Stock and New Scilex Series A Preferred Stock pursuant to the Debt Exchange Agreement.

(I) Reflects the conversion of the Working Capital Loans of $5.0 million as of September 30, 2022 to New Scilex Common Stock pursuant to the Vickers Debt Agreement.

(J) Reflects the forfeiture of 40% of the value of the outstanding Private Placement Warrants. Pursuant to the Sponsor Support Agreement, 40% of the Private Placement Warrants are forfeited if 75% or more of the Vickers’s public shareholders exercise their right to redeem their Vickers Ordinary Shares. A reduction of $0.5 million was reflected against derivative liabilities with an offset to additional paid-in capital.

(K) Reflects a cash payment of $1.2 million made in conjunction with the Closing for costs associated with directors’ and officers’ (“D&O”) insurance policies covering current or former directors and officers of Vickers and Scilex, which are required to be maintained for a period of six (6) years from the effective date pursuant to the Merger Agreement.

Note 4 - Transaction Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2022 and the year ended December 31, 2021.

(AA) Reflects the elimination of interest earned on investment held in the Trust Account.

(BB) Represents an adjustment to reflect previously expensed transaction costs as a reduction to additional paid-in capital (see Note(E)) as part of the Business Combination.

(CC) Reflects the 40% of Private Placement Warrants forfeited, which resulted in a gain from derivative liabilities.

(DD) Reflects an incremental amount of transaction costs expensed that are allocated to the Private Placement Warrants.

(EE) Represents the immediate expense of costs incurred on D&O insurance policies obtained in connection with the Business Combination.

(FF) Reflects the elimination of interest income on mandatorily redeemable ordinary shares liability related to the redemption of 4,073,605 Vickers Ordinary Shares made in connection with the Extension Proposal.

Note 5 - Net Income (Loss) per Share

Net income (loss) per share is calculated based on the weighted average of New Scilex Common Stock outstanding and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented.

The following potential outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

The unaudited pro forma condensed combined financial information has been prepared using the actual redemptions at Closing related to New Scilex Common Stock for the nine months ended September 30, 2022 and the year ended December 31, 2021 (in thousands, except number of shares and per share amounts):

Nine Months Ended September 30, 2022
Pro forma net income (loss)	$(4,145)
Pro forma weighted average shares of common stock outstanding—basic and diluted	141,098,856
Pro forma net loss per share—basic and diluted	$(0.03)

Year ended December 31, 2021
Pro forma net (loss) income	$(89,405)
Pro forma weighted average shares of common stock outstanding—basic and diluted	141,098,856
Pro forma net loss per share—basic and diluted	$(0.63)